Q3 2020 Letter to Shareholders November 5, 2020 | yelp-ir.com

Third Quarter 2020
Financial Highlights

- **Net revenue was $221 million,** down 16% from the third quarter of 2019, primarily due to the COVID-19 pandemic and resulting shelter-in-place orders. However, Net revenue increased by 31% from the second quarter as shelter-in-place orders eased
- **Net loss was ($1) million, or ($0.01) per diluted share,** compared to Net income of $10 million, or $0.14 per diluted share, in the third quarter of 2019, reflecting lower Net revenue and an increase in income tax expense, partially offset by lower employee costs as a result of our previously announced restructuring plan and lower workplace operating costs due to office closures
- **Adjusted EBITDA[1] was $53 million,** a decrease of $6 million, or (10%), compared to the third quarter of 2019. Adjusted EBITDA margin[1] increased 2 percentage points to 24% from the third quarter of 2019
- **Cash provided by operating activities was $71 million,** and we ended the third quarter with Cash and cash equivalents of $591 million



Net revenue
-16%
$262M
$221M
3Q19
3Q20
Net income (loss)
-110%
$10M
($1M)
3Q19
3Q20
Adjusted EBITDA[1]
-10%
$58M
$53M
Margin
22%
24%
3Q19
3Q20
App unique devices
-15%
38M
32M
3Q19
3Q20
Paying advertising locations
-10%
563k
507k
3Q19
3Q20
Cumulative reviews
+10%
199M
220M
3Q19
3Q20

Note: Above figures are rounded; the year-over-year percentage changes are calculated based on reported financial statements and metrics

[1] Refer to the accompanying financial tables for further details and a reconciliation of the non-GAAP measures presented to the most directly comparable GAAP measures

2
23
Yelp Q3 2020

Dear fellow shareholders, With local economies showing early indications of improvement, we Net Revenue entered the third quarter confident in the resilience of our business and +31% the operational agility of our team despite uncertainty related to the $221M COVID-19 pandemic. As the quarter progressed, we were excited to see $169M significantly improved business performance and signs that our long- term strategy is working—even in the midst of a global pandemic. 2Q20 3Q20 Third quarter Net revenue grew by 31% from the second quarter, driven by growth across our business as both consumers and local businesses turned to Yelp as their trusted resource for adapting to the “new normal.” We returned to positive year-over-year revenue growth in two key drivers Paying advertising locations increased of our long-term strategy: our Self-serve sales channel and our Home by 130k from the second quarter & Local Services category. In addition, traffic trends improved sequentially from the second quarter to the third quarter as diners eagerly returned +130k to restaurants. Following our financial relief initiatives, Paying advertising 507k locations increased by 130,000 sequentially in the third quarter as many of 377k our multi-location customers resumed their advertising campaigns. 2Q20 3Q20 3 While we hope that the worst of the COVID-19 economic impact is now 23 behind us, we believe the actions we have taken over the previous months will continue to benefit us well into the future. Our focus on sales efficiency and a strategic product roadmap has improved the foundation of our business; at the same time, our commitment to supporting both consumers and local businesses through the pandemic has helped solidify our relationships with these crucial communities. We are confident that this sets us up for a return to sustainable growth in the new year as we navigate the remaining impacts of the pandemic and the economic recovery. Yelp Q3 2020

Third quarter results

We were pleased to see improving trends across the business in the third quarter. On the consumer side of our business, overall page views and searches increased by approximately 40% from the second quarter, while **App unique devices rebounded by four million to 32 million.** Ad budgets improved steadily throughout the quarter, benefiting from many customers restarting their advertising campaigns. In addition, **non-term advertiser retention improved by more than 25% compared to the third quarter of 2019,** reflecting our continued efforts to drive more value to our advertisers through new advertising formats and an enhanced suite of profile products.

Within our key categories, Home & Local Services gained momentum on the heels of a resilient second quarter. **Category revenue grew by approximately 20% quarter-over-quarter and returned to positive year-over-year growth, increasing by a mid-single-digit percentage compared to the third quarter of 2019.** Meanwhile, the Restaurants category showed marked improvement, rebounding from the lows of the second quarter as restrictions were eased and restaurants adapted. Page views and searches for restaurants increased by more than 110% from early April to reach 80% of pre-pandemic levels by the end of September. Further, **Advertising revenue in the Restaurants category approximately doubled** from the second quarter as many of our customers who had received relief earlier in the year resumed their advertising campaigns.

App unique devices rebounded in the third quarter


+4M
28M
32M
2Q20
3Q20

Home & Local Services revenue returned to y/y growth


Mid-single-digit %
3Q19
4Q19
1Q20
2Q20
3Q20

Page views and searches for Restaurants increased by 110% from April


Apr-20
May-20
Jun-20
Jul-20
Aug-20
Sep-20

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Yelp Q3 2020

We were also pleased with the performance of our sales channels. Self-serve Self-serve revenue grew by revenue grew by a low double-digit percentage year-over-year. Our Local a low double-digit % y/y sales team maintained a consistent level of productivity over the course of Low double-digit % the quarter while working remotely. In addition, many of our multi-location advertisers returned to spend after receiving relief in the second quarter, which drove a 34% quarter-over-quarter increase in Paying advertising locations. 3Q19 3Q20 As a result of these sequential improvements, Net revenue increased by We added $65 million of Cash and cash $52 million from the second quarter to $221 million in the third quarter, equivalents to our balance sheet representing a 16% year-over-year decline compared to the third quarter of 2019. This strong revenue performance, combined with favorable expenses, Cash and Cash Equivalents enabled us to deliver $53 million of Adjusted EBITDA and a 24% Adjusted $591M EBITDA margin despite the investments we made in returning many of our $526M furloughed employees and restoring reduced salaries during the third quarter. We also further strengthened our balance sheet in the third quarter, adding $65 million of Cash and cash equivalents. 6/30/20 9/30/20 5 23 Yelp Q3 2020

Elevating consumer trust

The Yelp community continues to demonstrate its relevance and value to consumers as a source of trusted reviews and content. Reviews have maintained robust year-over-year growth throughout the pandemic, and our users added more than five million reviews in the third quarter. **Our more balanced ratings and high-quality reviews continue to differentiate us from competitors.** In fact, a recent study[1,2] authored by an economist at the U.S. Federal Trade Commission highlighted Yelp's robust review content and significant efforts to combat review fraud. For example, the study found that 45% of Google's "reviews" contain extremely low or no content (100 characters or less) compared to 4% of Yelp's reviews, with Yelp's average review length being nearly 600 characters. **The study also found that Yelp's star ratings are more uniformly distributed between 1 and 5 stars, which we believe results in a more useful and trustworthy consumer experience.** Most significantly, the study concluded that "at least about a quarter" of Google's reviews for low quality businesses are likely fake. By contrast, our recommendation software excludes reviews that are not recommended — including many that are likely to be fake — from a business's overall star rating, which we believe enhances the integrity of our review content and protects consumers.

Distribution of Average Business Ratings Across Select Review Platforms



1.5 Density
1.0
0.5
1
2
3
4
Average Star Rating
HomeAdvisor
Facebook
BBB
Google
Yelp

Source: Devesh Raval, Federal Trade Commission, September 2020

Chart: The DataFace

To complement our valuable review content, up-to-date information on local businesses' operations is available through our COVID-19 features, which allow business owners to list their health and safety measures as well as update their service offerings and hours, among other things, giving consumers the confidence they need to transact. **We continued to see strong adoption of these features in the third quarter as businesses looked to communicate important information with their customers during the pandemic.** As restaurants have welcomed diners back, our Health & Safety Measures component has been particularly well received, with more than 700,000 active locations at the end of October. The feature provides businesses with a way to notify customers of any COVID-19 precautions on their Yelp business page as well as enables consumers to report on whether such measures were actually implemented.

COVID-19 features communicate important information

Health and Safety Measures



Ippudo San Francisco
$$ • Ramen, Noodles, Soup
Opens in 14 min • 5:00 PM - 8:00 PM
Hours updated 2 weeks ago
Health & Safety Measures
From the business
Masks required
Staff wears gloves
Staff wears masks
Limited capacity
Hand sanitizer provided
Sanitizing between customers
Social distancing enforced
Temperature checks

[1] Raval, Devesh, Federal Trade Commission, "Do Bad Businesses Get Good Reviews? Evidence from Online Review Platforms," Sept 2020

[2] Yelp Blog, "New Study From FTC Economist Compares Yelp Review Quality with Competitors:" https://blog.yelp.com/2020/10/new-study-compares-yelp-review-quality-with-competitors

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Yelp Q3 2020

Executing our strategic initiatives

While our business has adapted in many ways to overcome the obstacles posed by the COVID-19 pandemic, we've continued to make progress on our strategy, which is designed to drive long-term revenue growth and profitability.

Winning in Home & Local Services

Home & Local Services, our largest revenue category, returned to year-over-year growth in the third quarter, driven by our strategic product investments. **We increased the percentage of monetized leads of all kinds** — driving calls, requests and website visits to our customers — in the third quarter as a result of ad system improvements and new advertising formats, such as Special Offers for You. With approximately 20% of leads monetized in the category by the end of the quarter and an affluent user base — more than 50% of Yelp users earn more than $100,000 annually[1] — **we continue to see substantial opportunity to further monetize our consumers' high purchase intent leads.**

We also continued to improve Request-A-Quote, a key monetization lever, by introducing updated questionnaires across 100 categories and adding scheduling capabilities. Consumer usage of the product was strong in the third quarter, **as the number of Request-A-Quote requests grew by a mid-teens percentage year-over-year.**

Building on the success of Request-A-Quote, **we launched a new paid offering, Nearby Jobs, in the third quarter.** For $240 a month, Nearby Jobs provides Home & Local Services businesses with access to a feed of relevant consumer jobs in their area as well as control over which requests they choose to respond to. While still early — with more than 4,000 active locations at the end of October — we've been pleased to see the product resonate with both existing Home & Local Services advertisers looking for more control over their leads as well as newer businesses looking to reach customers while building their reputations on Yelp.

We increased the percentage of monetized leads in Home & Local Services


Home & Local Services Leads* on Yelp
~20%

Monetized Leads

*Includes calls, Request-A-Quote requests and URL clicks

Nearby Jobs gives Home & Local Services businesses more control over their leads


9:41
Nearby Jobs
Recent Nearby Jobs
Door repair
Angel L.
25 mins. ago
Yard Cleaning
94110 ASAP
Expires soon
Appliance repair
Picture & mirror hanging

[1] comScore Media Metrix Multi-Platform report, September 2020

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23
Yelp Q3 2020

Evolving our Go-to-Market

Like most companies, our business has been impacted by the COVID-19 pandemic in varying ways over the past eight months. The most pronounced change, however, has been to the composition of our salesforce. Although we began to reduce the size of our Local salesforce in 2019 as we shifted our go-to-market mix towards Multi-location and Self-serve, the pandemic accelerated that transition. Compared to the beginning of the year, **we ended the third quarter with an almost 45% smaller, but more efficient, Local salesforce consisting of a greater percentage of our productive veteran reps.**

With a significantly smaller Local salesforce, we have continued to invest in business-facing products to drive more of our small- and medium-sized business ("SMB") revenue through Self-serve, which has historically had the highest retention rate for SMBs under non-term contracts. We were pleased to see these efforts reflected in our third quarter results, as the channel achieved near record-level acquisition and retention rates once again. **In fact, Self-serve advertising starts increased by approximately 35% year-over-year in the third quarter and accounted for nearly 40% of overall SMB acquisition.** As a result, Self-serve revenue grew by a low double-digit percentage year-over-year in the third quarter and represented a low-teens percentage of total Advertising revenue.

With the long-term opportunity in mind, we have maintained the size of our National sales team throughout the pandemic and provided relief to a number of our multi-location clients, many of which are restaurants and retailers. **The success of these initiatives was evident in the third quarter as many of our multi-location customers who received relief throughout the second quarter returned as paying customers.** Paying advertising locations — the majority of which are multi-location advertisers — increased by 130,000 from the second quarter to 507,000 in the third quarter. We also began to offer our Connect product to many of our multi-location advertisers as part of a bundled offering, resulting in more than 50,000 active locations in total at the end of the quarter.

Self-serve advertising starts accounted for nearly 40% of SMB acquistion

SMB Advertising Starts, % of Total


100%
50%
3Q19
3Q20
Local sales
Self-serve

Yelp Connect adoption accelerated

Yelp Connect Active Locations


>50k
1Q20
2Q20
3Q20

8
23
Yelp Q3 2020

Supporting the return of restaurants Diners seated via Yelp increased by >3x from the second quarter As consumers and businesses continued adapting to the “new normal” and >3x restrictions on dine-in restaurant services eased nationwide, our data revealed that consumers were flocking back to restaurants in the third quarter. In fact, diners seated via Yelp Reservations and Waitlist increased by more than 3x from the second quarter to the third quarter, and ended the quarter down just 22% year-over-year in September. To take advantage of this trend, we pivoted our efforts from providing restaurants with relief to assisting with 2Q20 3Q20 their return. We’ve also continued to promote food ordering to drive takeout and delivery orders to our restaurant partners, contributing to a 44% year- over-year increase in Transactions revenue in the third quarter, demonstrating the breadth and relevance of Yelp’s product offerings. As COVID-19 cases fluctuate, including the recent reacceleration of cases in certain geographies, we will continue monitoring the impact on businesses in this important category and evaluating the best way to support them through this uncertain and challenging environment. 9 23 Yelp Q3 2020

Investing for a return to growth As we now look ahead with more confidence, we expect to invest further in our growth initiatives. We plan to increase our product investments as we focus on opportunities in Self-serve and monetization of our Home & Local Services category. We are also hiring into our Multi-location sales team to support further growth across national and mid-market clients in preparation for the year ahead. In addition, we are finding targeted opportunities to invest at modest levels in performance marketing to lean further into the growth of our Self-serve channel. We expect to maintain approximately the current size of our Local salesforce as we focus on driving more of our revenue through our most efficient sales channels. Strong governance To diversify and refresh our Board’s collective expertise in relevant verticals and ensure the execution of our long-term strategy, we welcomed four accomplished independent directors over the past two years. To further develop that expertise, we are pleased to announce that Tony Wells has joined our Board, effective October 30th. As chief brand officer at USAA, 10 Tony brings a wealth of marketing, operations, data analytics and strategy 23 experience, which will be particularly valuable as we look to evolve our go-to- market capability and expand our Self-serve channel as part of our next phase Tony Wells of growth. Prior to joining USAA, Tony served as chief marketing officer for Yelp Director Member of the Compensation Committee Schneider Electric’s North American market, and also served as chief marketing officer at ADT Security and 24 Hour Fitness. His career has spanned the automotive, home, financial services, and retail industries, having worked at Visa USA, Interpublic Group of Companies (IPG), SFX Sports Group, The Mills Corporation and Nissan North America. Yelp Q3 2020

Prudent capital allocation

Yelp has a highly cash-generative business model, as our ability to generate positive cash flow under the most challenging of circumstances in the second and third quarters demonstrated. We allocate capital carefully with two objectives: propelling our strategy and increasing shareholder value. While the local business environment may continue to fluctuate in the short to medium term, we nonetheless expect our capital structure to provide the strong liquidity and flexibility we need to pursue those objectives organically as well as through M&A. Accordingly, with $591 million of Cash and cash equivalents on our balance sheet at the end of the third quarter and $269 million remaining available under our share repurchase program, **we believe that it is appropriate to resume returning excess capital to shareholders** and plan to begin repurchases again as early as the fourth quarter, subject to market and economic conditions.

Committed to Returning Capital to Shareholders



$200M
$250M
$250M
$250M
$950M
Jul'17
Nov'18
Feb'19
Jan'20
Total repurchase authorization
Authorization Date
Repurchased by Q1'20
Remaining Authorization

In summary,

As we reflect over the past eight months, we cannot help but feel optimistic about the future for Yelp. Our product and engineering team has rolled out new products at a rapid pace to help consumers and local businesses stay connected. We've fostered lasting relationships by supporting our customers in their time of need. As evidenced in our third quarter results, we've seen our long-term strategy deliver results even under difficult circumstances. While navigating the pandemic has been challenging, we are emerging with a more efficient go-to-market capability. **As we continue working toward returning to growth in the year ahead, we are confident that we will emerge from the pandemic as a stronger business.**

Sincerely,

Jeremy Stoppelman

David Schwarzbach

11
23
Yelp Q3 2020

Third Quarter
2020 Financial Review

Revenue



Net revenue
-16%
$262M
$221M
3Q19
3Q20

Net revenue was $221 million in the third quarter of 2020, a 16% decrease compared to the third quarter of 2019.

Advertising revenue was $211 million in the third quarter of 2020, a 17% decrease from the third quarter of 2019, driven by the COVID-19 pandemic and resulting shelter-in-place orders, which forced many of our customers to reduce their advertising budgets, particularly those in the restaurants and nightlife categories. However, as shelter-in-place restrictions eased and many businesses resumed their advertising campaigns after receiving relief incentives, Advertising revenue increased by 30% and Paying advertising locations increased by 34% compared to the second quarter of 2020.

Transactions revenue was $4 million in the third quarter of 2020, up 44% from the third quarter of 2019, due to an increase in food take-out and delivery orders as a result of the COVID-19 pandemic, which forced many restaurants to eliminate or reduce dine-in services.

Other services revenue was $5 million in the third quarter of 2020, down 17% from the third quarter of 2019, primarily as a result of approximately $3 million in relief that we provided to customers in the third quarter of 2020, mainly in the form of waived fees. However, compared to the second quarter of 2020, Other services revenue increased by 85% as a majority of our relief incentives ended and restrictions on dine-in restaurant services eased nationwide, leading customers to restart their Yelp Reservations and Yelp Waitlist subscription products.

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2020	2019	2020	2019
Net revenue by product				
Advertising	$ 211,167	$ 253,098	$ 613,493	$ 717,973
Transactions	4,412	3,074	11,019	9,528
Other services	5,228	6,302	15,226	17,870
Total net revenue	**$ 220,807**	**$ 262,474**	**$ 639,738**	**$ 745,371**

12 | 23
Yelp Q3 2020

Operating expenses, Net loss & Adjusted EBITDA COR % of Revenue Cost of revenue (exclusive of depreciation and amortization) was $13 million in the third quarter of 2020, down 20% compared to the third quarter 6% 6% of 2019. The decrease in expenses was driven by lower website infrastructure expense resulting from reduced traffic, and lower merchant credit card fees 3Q19 3Q20 due to the reduction in Net revenue. S&M % of Revenue Sales and marketing expenses were $101 million in the third quarter of 49% 2020, down 21% compared to the third quarter of 2019. The decrease in 46% expenses was driven by a reduction in employee costs, primarily due to lower sales headcount as a result of our previously announced restructuring plan, as well as a decrease in workplace operating costs due to office closures at the end of the first quarter. 3Q19 3Q20 PD % of Revenue Product development expenses were $53 million in the third quarter of 2020, down 6% compared to the third quarter of 2019. The decrease in 24% expenses was driven by lower employee costs, primarily from reduced-hour 22% work weeks implemented as part of the restructuring plan. In August, many of 13 our employees who had been on reduced-hour work weeks returned to full- 3Q19 3Q20 23 time work schedules. General and administrative expenses were $31 million in the third quarter G&A % of Revenue of 2020, down 22% compared to the third quarter of 2019. The decrease in expenses primarily reflected fees related to shareholder activism incurred in 15% 14% the prior year. 3Q19 3Q20 Restructuring costs were $0.5 million in the third quarter of 2020, primarily as a result of the additional workforce reduction announced on July 13, 2020. These costs included severance, payroll taxes and related benefit costs for approximately 60 terminated employees. Total costs and expenses were $211 million in the third quarter of 2020, down 16% from $253 million in the third quarter of 2019. Yelp Q3 2020

Provision for income taxes was $11 million in the third quarter of 2020, compared to a $3 million provision in the third quarter of 2019. The provision for income taxes in the third quarter of 2020 reflected a decrease in pre-tax losses. As a result of such decrease, we did not recognize any benefits from the net operating loss carryback provisions adopted under the Coronavirus Aid, Relief and Economic Security Act as of September 30, 2020. The provision for Net income (loss) income taxes in the third quarter of 2019 reflected our pre-tax income in that period. -110% $10M ($1M) Net loss was ($1) million in the third quarter of 2020 compared to Net income 3Q19 3Q20 of $10 million in the third quarter of 2019. in the third quarter of 2020, a 10% decrease Adjusted EBITDA was $53 million Adjusted EBITDA from $58 million in the third quarter of 2019. Adjusted EBITDA margin -10% increased to 24% in the third quarter of 2020 compared with 22% in the third $58M quarter of 2019. $53M 22% 24% Margin 14 Balance sheet and cash flow 3Q19 3Q20 23 At the end of September 2020, we held $591 million in Cash and cash equivalents on our condensed consolidated balance sheet, with no debt. Yelp Q3 2020

Business Outlook Based on improved business and local economic trends in the third quarter, we are providing a Business Outlook for the fourth quarter, subject to a wider range than usual to account for ongoing uncertainties. While the underlying trends in our business remain positive, our fourth quarter results are Net Revenue Outlook subject to a higher degree of volatility due to a variety of seasonal dynamics. For example, while the holiday season has historically led to robust $220M-$230M ad spend increases from many multi-location customers, we may receive a $221M lower level of this incremental spend given the macroeconomic environment. Similarly, although SMB revenue showed signs of recovery in the third quarter, our SMB customers often take advantage of our flexible non-term contracts to pause their ads over the holidays. With the COVID-19 pandemic continuing to 3Q20 4Q20E create uncertainty for local businesses and the economic recovery, it remains difficult to predict how many customers will choose to pause their contracts this year. Accounting for these trends, we expect fourth quarter Net revenue will fall within the range of $220 million to $230 million. Adjusted EBITDA Margin Outlook After restoring reduced salaries in August and completing the staggered return 24% of many furloughed employees in October, we anticipate fourth quarter 16-20% operating expenses will increase from the third quarter. The extent of this 15 increase will depend in part on the ongoing impact of the COVID-19 pandemic 23 and the pace of economic recovery, however, making it difficult to forecast precisely. Taking this uncertainty into account, we expect fourth quarter 3Q20 4Q20E Adjusted EBITDA margin will be approximately 16% to 20%. Fourth Quarter 2020E Net revenue $220M to $230M Adjusted EBITDA margin* 16% to 20% *Yelp has not reconciled its Adjusted EBITDA outlook to GAAP Net income (loss) because it does not provide an outlook for GAAP Net income (loss) due to the uncertainty and potential variability of Other income, net and Provision for (benefit from) income taxes, which are reconciling items between Adjusted EBITDA and GAAP Net income (loss). Because Yelp cannot reasonably predict such items, a reconciliation of the non-GAAP financial measure outlook to the corresponding GAAP measure is not available without unreasonable effort. We caution, however, that such items could have a significant impact on the calculation of GAAP Net income (loss). For more information regarding the non-GAAP financial measures discussed in this release, please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below. Yelp Q3 2020

Quarterly Earnings Webcast Yelp will host a live webcast today at 2:00 p.m. PST to discuss the third quarter 2020 financial results and outlook for the fourth quarter of 2020. The webcast can be accessed on the Yelp Investor Relations website at yelp-ir. com. A replay of the webcast will be available at the same website. About Yelp Yelp Inc. (www.yelp.com) connects people with great local businesses. With unmatched local business information, photos and review content, Yelp provides a one-stop local platform for consumers to discover, connect, and transact with local businesses of all sizes by making it easy to request a quote, join a waitlist, and make a reservation, appointment, or purchase. Yelp was founded in San Francisco in July 2004. 16 23 Yelp Q3 2020

Condensed Consolidated Balance Sheets (In thousands; unaudited) September 30, December 31, 2020 2019 Assets Current assets: Cash and cash equivalents $ 590,789 $ 170,281 Short-term marketable securities - 242,000 Accounts receivable, net 84,813 106,832 Prepaid expenses and other current assets 18,590 14,196 Total current assets 694,192 533,309 Long-term marketable securities - 53,499 Property, equipment and software, net 105,488 110,949 Operating lease right-of-use assets 176,603 197,866 Goodwill 106,772 104,589 Intangibles, net 14,240 10,082 Restricted cash 826 22,037 Other non-current assets 40,829 38,369 17 Total assets $ 1,138,950 $ 1,070,700 23 Liabilities and Stockholders’ Equity Current liabilities: Accounts payable and accrued liabilities $ 103,378 $ 72,333 Operating lease liabilities - current 54,396 57,507 Deferred revenue 4,731 4,315 Total current liabilities 162,505 134,155 Operating lease liabilities - long-term 155,297 174,756 Other long-term liabilities 5,520 6,798 Total liabilities 323,322 315,709 Stockholders’ equity: Common stock – – Additional paid-in capital 1,358,804 1,259,803 Accumulated other comprehensive loss (9,576) (11,759) Accumulated deficit (533,600) (493,053) Total stockholders' equity 815,628 754,991 Total liabilities and stockholders' equity $ 1,138,950 $ 1,070,700 Yelp Q3 2020

Condensed Consolidated Statements of Operations (In thousands, except per share data; unaudited) Three Months Ended September 30, Nine Months Ended September 30, 2020 2019 2020 2019 Net revenue $ 220,807 $ 262,474 $ 639,738 $ 745,371 Costs and expenses: Cost of revenue1 13,193 16,514 41,865 45,754 Sales and marketing1 101,301 127,655 334,887 374,016 Product development1 53,022 56,661 174,104 169,302 General and administrative1 30,887 39,703 100,825 101,927 Depreciation and amortization 12,544 12,391 37,484 36,507 Restructuring 535 - 3,847 - Total costs and expenses 211,482 252,924 693,012 727,506 Income (loss) from operations 9,325 9,550 (53,274) 17,865 Other income, net 399 3,063 3,277 11,645 Income (loss) before income taxes 9,724 12,613 (49,997) 29,510 Provision for (benefit from) income taxes 10,744 2,552 (9,484) 5,781 18 Net (loss) income attributable to $ (1,020) $ 10,061 $ (40,513) $ 23,729 23 common stockholders Net (loss) income per share attributable to common stockholders: Basic $ (0.01) $ 0.14 $ (0.56) $ 0.31 Diluted $ (0.01) $ 0.14 $ (0.56) $ 0.30 Weighted-average shares used to compute net (loss) income per share attributable to common stockholders: Basic 73,514 70,773 72,495 75,975 Diluted 73,514 73,712 72,495 79,315 1Includes stock-based compensation expense as follows: Three Months Ended September 30, Nine Months Ended September 30, 2020 2019 2020 2019 Cost of revenue $ 849 $ 1,054 $ 2,835 $ 3,415 Sales and marketing 7,196 7,683 22,194 23,143 Product development 15,551 15,250 50,133 46,572 General and administrative 6,659 5,249 17,428 17,876 Total stock-based compensation $ 30,255 $ 29,236 $ 92,590 $ 91,006 Yelp Q3 2020

Condensed Consolidated Statements of Cash Flows (In thousands; unaudited) Nine Months Ended September 30, 2020 2019 Operating activities Net (loss) income attributable to common stockholders $ (40,513) $ 23,729 Adjustments to reconcile net (loss) income to net cash provided by operating activities: Depreciation and amortization 37,484 36,507 Provision for doubtful accounts 26,802 15,259 Stock-based compensation 92,590 91,006 Non cash lease cost 31,545 31,379 Deferred income taxes (6,505) (673) Other adjustments, net 1,316 (2,559) Changes in operating assets and liabilities: Accounts receivable (4,783) (29,395) Prepaid expenses and other assets 1,552 (2,312) Operating lease liabilities (34,284) (31,002) Accounts payable, accrued liabilities and other liabilities 23,181 17,329 19 Net cash provided by operating activities 128,385 149,268 23 Investing activities Sales and maturities of marketable securities - available-for-sale 290,395 - Purchases of marketable securities - held-to-maturity (87,438) (396,648) Maturities of marketable securities - held-to-maturity 93,200 530,597 Release of escrow deposit - 28,750 Purchases of property, equipment and software (24,072) (29,950) Other investing activities 329 383 Net cash provided by investing activities 272,414 133,132 Financing activities Proceeds from issuance of common stock for employee stock-based plans 11,620 15,813 Repurchases of common stock - (474,993) Taxes paid related to net share settlement of equity awards (12,557) (32,784) Other financing activities (433) - Net cash used in financing activities (1,370) (491,964) Effect of exchange rate changes on cash, cash equivalents and restricted cash (132) 258 Change in cash, cash equivalents and restricted cash 399,297 (209,306) Cash, cash equivalents and restricted cash - Beginning of period 192,318 354,835 Cash, cash equivalents and restricted cash - End of period $ 591,615 $ 145,529 Yelp Q3 2020

Reconciliation of GAAP to Non-GAAP Financial Measures (In thousands, except percentages; unaudited) Three Months Ended September 30, Nine Months Ended September 30, 2020 2019 2020 2019 Reconciliation of Net (Loss) Income to EBITDA and Adjusted EBITDA: Net (loss) income $ (1,020) $ 10,061 $ (40,513) $ 23,729 Provision for (benefit from) income taxes 10,744 2,552 (9,484) 5,781 Other income, net (399) (3,063) (3,277) (11,645) Depreciation and amortization 12,544 12,391 37,484 36,507 EBITDA $ 21,869 $ 21,941 $ (15,790) $ 54,372 Stock-based compensation 30,255 29,236 92,590 91,006 Fees related to shareholder activism* – 7,116 – 7,116 Restructuring 535 – 3,847 – Adjusted EBITDA $ 52,659 $ 58,293 $ 80,647 $ 152,494 Net revenue $ 220,807 $ 262,474 $ 639,738 $ 745,371 Adjusted EBITDA margin 24% 22% 13% 20% 20 23 *Recorded within general and administrative expenses on our Condensed Consolidated Statements of Operations Yelp Q3 2020

Non-Financial **Metrics**

	3Q18	4Q18	1Q19	2Q19	3Q19	4Q19	1Q20	2Q20	3Q20
Key operational metrics (in thousands except for Sales Headcount)									
App Unique Devices[1]	34,025	32,891	35,001	36,737	37,662	35,599	34,650	28,269	32,000
Paying Advertising Locations[2]	524	541	529	549	563	565	562	377	507
Sales Headcount	3,700	3,850	3,450	3,300	3,650	3,600	3,450	1,850	2,200
Active Claimed Local Business Locations[3,4]	4,164	4,292	4,447	4,596	4,749	4,889	5,050	5,145	5,259
Other non-financial metrics (in thousands except for Total Headcount)									
Cumulative Reviews	170,865	177,385	184,386	191,735	199,309	205,382	210,828	214,376	219,650
Desktop Unique Visitors[1]	68,807	62,140	62,779	61,797	62,427	54,006	52,252	37,534	43,401
Mobile Web Unique Visitors[1]	74,789	69,148	68,891	76,650	80,590	68,756	62,702	44,819	54,813
Total Headcount	5,700	6,000	5,550	5,400	5,900	5,950	5,850	3,600	4,100
Percentage of advertising revenue by category									
Home & Local Services	34%	33%	33%	35%	36%	36%	38%	48%	45%
Restaurants	14%	14%	14%	13%	14%	14%	13%	7%	11%
Beauty & Fitness	12%	12%	12%	12%	12%	12%	12%	7%	8%
Health	10%	10%	10%	10%	9%	9%	9%	9%	8%
Shopping	8%	9%	8%	8%	8%	8%	7%	7%	8%
Other	21%	22%	22%	21%	21%	21%	22%	22%	20%

Note: Desktop unique visitors and mobile website unique visitors are calculated using Google Analytics, while we calculate App Unique Devices internally. For further discussion of the differences in how these metrics are calculated and their limitations, please review the "Key Metrics-Traffic" section of our most recent Quarterly Report on Form 10-Q.

[1]On a monthly average basis

[2]All business locations associated with a business account from which we recognize revenue in a given month, averaged for the quarter.

[3]Active claimed local business locations represent the number of active business locations that are associated with an active business owner account as of a given date. Active business locations consist of all business locations that are listed on our platform that have not been marked as closed as of a given date. A business location becomes associated with a business owner account when a business representative visits our platform and claims the free business listing page associated with the business.

[4]Reflects updated methodology for calculating Active Claimed Local Business Locations

More information about the Company, including the factors that could affect the Company's operating results, is included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's most recent Quarterly or Annual Report filed with the SEC, available at www.yelp-ir.com or the SEC's website at www.sec.gov.

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Non-GAAP Financial Measures

This letter and statements made during the above referenced webcast may include information relating to EBITDA, Adjusted EBITDA and Adjusted EBITDA margin, each of which is a "non-GAAP financial measure."

We define EBITDA as net income (loss), adjusted to exclude: provision for (benefit from) income taxes; other income, net; and depreciation and amortization.

We define Adjusted EBITDA as net income (loss), adjusted to exclude: provision for (benefit from) income taxes; other income, net; depreciation and amortization; stock-based compensation expense; and, in certain periods, certain other income and expense items, such as restructuring costs and fees related to shareholder activism. We define Adjusted EBITDA margin as Adjusted EBITDA divided by net revenue.

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are key measures used by Yelp management and the board of directors to understand and evaluate operating performance and trends, to prepare and approve Yelp's annual budget and to develop short- and long-term operational plans. In particular, the exclusion of certain expenses in calculating EBITDA and Adjusted EBITDA can provide a useful measure for period-to-period comparisons of Yelp's primary business operations. Accordingly, Yelp believes that EBITDA, Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and others in understanding and evaluating its operating results in the same manner as its management and board of directors.

EBITDA and Adjusted EBITDA, which are not prepared under any comprehensive set of accounting rules or principles, have limitations as analytical tools and you should not consider them in isolation or as substitutes for analysis of Yelp's financial results as reported in accordance with generally accepted accounting principles in the United States ("GAAP"). In particular, EBITDA and Adjusted EBITDA should not be viewed as substitutes for, or superior to, net income (loss) prepared in accordance with GAAP as a measure of profitability or liquidity. Some of these limitations are:

- although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect all cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
- EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, Yelp's working capital needs;
- EBITDA and Adjusted EBITDA do not reflect the impact of the recording or release of valuation allowances or tax payments that may represent a reduction in cash available to Yelp;
- Adjusted EBITDA does not consider the potentially dilutive impact of equity-based compensation;
- Adjusted EBITDA does not take into account any income or costs that management determines are not indicative of ongoing operating performance, such as restructuring costs and fees related to shareholder activism; and
- other companies, including those in Yelp's industry, may calculate EBITDA and Adjusted EBITDA differently, which reduces their usefulness as comparative measures.

Because of these limitations, you should consider EBITDA, Adjusted EBITDA and Adjusted EBITDA margin alongside other financial performance measures, net income (loss) and Yelp's other GAAP results.

Forward-Looking Statements

This letter contains, and statements made during the above-referenced webcast will contain, forward-looking statements relating to, among other things, the future performance of Yelp and its consolidated subsidiaries that are based on Yelp's current expectations, forecasts and assumptions and involve risks and uncertainties. These statements include, but are not limited to, statements regarding:

- Yelp's expected financial results for the fourth quarter of 2020;
- Yelp's hope that the worst of the COVID-19 economic impact is behind us;
- Yelp's belief that the actions it has taken over the previous months will continue to benefit it well into the future, including by setting it up to return to sustainable growth in the year ahead;
- Yelp's continued belief in the substantial opportunity to further monetize its consumers' high purchase intent leads in the Home & Local Services category;
- Yelp's plans to continue monitoring the impact of COVID-19 on restaurants and evaluating the best way to support them through the current environment;

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monetize the acquired products, solutions or technologies; > Yelp’s plans to invest further in its growth initiatives, including by increasing its product investments, hiring into > Yelp’s reliance on traffic to its website from search engines its Multi-location sales team and investing in performance like Google and Bing and the quality and reliability of such marketing; traffic; > Yelp’s expectation that it will maintain approximately the > maintaining a strong brand and managing negative current size of its Local sales force; publicity that may arise; and > Yelp’s expectation that its capital structure will continue > Yelp’s ability to timely upgrade and develop its systems, to provide the strong liquidity and flexibility necessary infrastructure and customer service capabilities. to pursue its objectives organically as well as through M&A, even if the local business environment continues to Factors that could cause or contribute to such differences fluctuate in the short to medium term; also include, but are not limited to, those factors that could affect Yelp’s business, operating results and stock > Yelp’s plans to resume repurchases under its stock repur- chase program as early as the fourth quarter; price included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Yelp’s belief that it will emerge from the pandemic as a > Condition and Results of Operations” in Yelp’s most recent stronger business; and Annual Report on Form 10-K or Quarterly Report on Form > Yelp’s expectation that fourth quarter operating expenses 10-Q at http://www.yelp-ir.com or the SEC’s website at www. will increase from the third quarter. sec.gov. Yelp’s actual results could differ materially from those pre- Undue reliance should not be placed on the forward-looking dicted or implied by such forward-looking statements and statements in this letter or the above-referenced webcast, reported results should not be considered as an indication of which are based on information available to Yelp on the date future performance. Factors that could cause or contribute to hereof. Such forward-looking statements do not include the 23 such differences include, but are not limited to: potential impact of any acquisitions or divestitures that may 23 > The impact of fears or actual outbreaks of disease, be announced and/or completed after the date hereof. Yelp including COVID-19, and any resulting changes in consumer assumes no obligation to update such statements. behavior, economic conditions or governmental actions; > maintaining and expanding Yelp’s base of advertisers, particularly as many businesses reduce spending on advertising as a result of closures or operating restrictions in connection with the COVID-19 pandemic; > Yelp’s ability to continue to effectively operate with a primarily remote work force and attract and retain key talent; > Yelp’s limited operating history in an evolving industry; > Yelp’s ability to generate sufficient revenue to regain profitability, particularly in light of the ongoing impact of COVID-19 and Yelp’s relief initiatives; > Yelp’s ability to generate and maintain sufficient high- quality content from its users; > Potential strategic opportunities and Yelp’s ability to successfully manage the acquisition and integration of new businesses, solutions or technologies, as well as to Yelp Q3 2020